COMDIAL CORPORATION
                                                                 Exhibit 10.11
                     EXECUTIVE SEVERANCE PLAN


     The Comdial Corporation Executive Severance Plan (the "Plan") is hereby established by Comdial Corporation, a Delaware corporation (the "Company") for the benefit of its eligible executives. The purpose of the Plan is to provide security to eligible executives in the event of a termination of employment under defined circumstances.


1.   Definitions.  For purposes of this Plan:

          (a) "Beneficial Ownership" shall have the meaning given that term for purposes of Rule 13d-3 promulgated under the Securities Exchange Act of 1934.

          (b) "Beneficiary" shall mean the person or entity designated by an Executive, by written instrument delivered to the Company, to receive the benefits payable under this Plan in the event of the Executive's death. If an Executive fails to designate a Beneficiary, or if no Beneficiary survives the Executive, such death benefits shall be paid to the Executive's estate.

          (c)  "Bonus" shall mean:

               (i) the average of the bonus payments which the Executive received pursuant to the Management Defined
          Incentive Plan for the lesser of (A) the last two completed fiscal years of the Company or (B) the term of the Executive's employment with the Company, or

               (ii) for 24 months after a Change of Control, the larger of the payment determined under (i) or the payment under the Management Defined Incentive Plan paid for the Company's last complete fiscal year before the Change of Control.

          (d)  "Change in Control" shall mean:

               (i) The acquisition by any Unrelated Person of Beneficial Ownership of 40% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors.

               (ii) As a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of stock or assets or contested election, or any combination of the foregoing transactions, the persons who are directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company,

               (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation with respect to which the persons who were shareholders of the Company immediately before the transaction do not, immediately after the transaction, beneficially own more than 50% of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, or

               (iv) A sale or other disposition of all or substantially all the assets of the Company, other than in the ordinary course of business.

          (e)  "Code" shall mean the Internal Revenue Code of 1986.

          (f) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company, which shall be responsible for the administration of the Plan.

          (g) "Effective Date" means September 5, 1995, the date of approval of the Plan by the Board of Directors of the Company.

          (h) "Executive" shall mean only the individuals employed by the Company as Chief Executive Officer, President, Senior Vice President, Chief Financial Officer, Vice President, and any other employees specifically designated by the Committee as eligible under the Plan.

          (i)  "Good Cause" shall mean:

               (i) fraud or material misappropriation by the Executive with respect to the business or assets of the Company,

               (ii) the persistent refusal or wilful failure of the Executive materially to perform his duties and responsibilities to the Company, which continues after the Executive receives notice of such refusal or failure,

               (iii) conduct by the Executive that constitutes disloyalty to the Company, and that materially harms or has the potential to cause material harm to the Company,

               (iv) the Executive's conviction of a felony or crime involving moral turpitude,

               (v) the use of drugs or alcohol that interferes materially with the Executive's performance of his duties, or

               (vi) the violation of any significant Company policy or practice, including but not limited to the Company policy prohibiting sexual harassment.

          (j) "Good Reason" shall exist with respect to an Executive if, without the Executive's express written consent:

               (i) there is a significant adverse change in the nature or the scope of the Executive's authority or in his overall working environment after a Change of Control;

               (ii) the Executive is assigned duties materially inconsistent with his duties, responsibilities and status at the time of a Change of Control;

               (iii) there is a reduction, which is not agreed to by the Executive, in the Executive's rate of base
          Salary or Bonus percentage as in effect at the time of a Change of Control; or

               (iv) the Company changes by 50 miles or more the principal location in which the Executive is required to perform services from the location at which the Executive was employed as of the Change of Control.

          (k)  "Management Defined Incentive Plan" means the
     Comdial Corporation Management Defined Incentive Plan as changed from time to time.

          (l) "Retirement Plan" shall mean any qualified or supplemental employee pension benefit plan, as defined in
     Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently or hereinafter made available by the Company in which an Executive is eligible to participate.

          (m) "Salary" shall mean the larger of the Executive's annual base salary rate at (i) the date the Executive's employment with the Company terminates or (ii) at the time of a Change of Control.

          (n) "Salary Continuance Benefit" shall mean the benefit provided under Section 2(b).

          (o)  "Severance Benefit" shall mean the Salary
     Continuance Benefit and the Welfare Continuance Benefit.

          (p) "Severance Period" shall mean the period beginning on the date an Executive's employment with the Company terminates and ending:

               (i)  if the Executive is President or Chief
          Executive Officer, on the date 24 months thereafter,

               (ii) if the Executive is Senior Vice President,
          Chief Financial Officer or Vice President of Engineering, on the date 18 months thereafter,

               (iii)      if the Executive is any Vice President
          other than the Vice President of Engineering, on the date 12 months thereafter, or

               (iv) for any other Executive covered by the Plan, the period established by the Committee in its designation of the Executive as eligible under the Plan, but no later than the date 24 months thereafter.

          (q)  "Unrelated Person" shall mean any person other than:

               (i)  the Company,

               (ii) an employee benefit plan or trust of the Company, or

               (iii) a person that acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board of Directors in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to section 1(d)(ii), (iii) or (iv) above. A person is an individual, entity or group (as defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934).

          (r) "Welfare Continuance Benefit" shall mean the benefit provided in Section 2(e).

          (s) "Welfare Plan" shall mean any health and dental plan, disability plan, survivor income plan or life insurance plan, as defined in Section 3(1) of ERISA, currently or hereafter made available by the Company in which an Executive is eligible to participate.

2.   Benefits Upon Termination of Employment.

          (a) Subject to the provisions of section 4, an Executive shall be entitled to a Salary Continuance Benefit and a Welfare Continuance Benefit if, at any time after the Effective Date, (i) the employment of the Executive with the Company is terminated by the Company for any reason other than Good Cause, or (ii) the Executive terminates his employment with the Company for Good Reason within 24 months after a Change of Control.

          (b) The Salary Continuance Benefit shall be the sum of the Executive's Salary and Bonus payable in equal monthly amounts for the longer of the Severance Periods based on either (i) the Executive's position at the time of termination of employment, or (ii) for 24 months after a Change of Control, the Executive's position at the time of the Change of Control.

          (c) Payment of the Salary Continuance Benefit shall be subject to the following terms and conditions:

               (i)  Notwithstanding anything herein to the
          contrary, the Company may in its sole discretion pay the Executive's Salary Continuance Benefit in a single lump sum payment.

               (ii) Salary Continuance Benefits shall be made net of all required federal and state withholdings taxes and similar required withholdings.

               (iii) Payment of the Salary Continuance Benefit shall not affect the entitlement of the Executive or his Beneficiary, or any other person entitled to receive benefits with respect to the Executive under any Retirement Plan, Welfare Plan, or other plan or program maintained by the Company in which the Executive participates at the date of termination of employment.

          (d) The Salary Continuance Benefit shall be reduced, to the extent necessary, so that the total benefits under this Plan, when added to any other payments made as a result of a Change of Control that are considered "parachute payments" as that term is defined under Code Section 280G, do not equal or exceed 300% (or the then applicable percentage under Code
     Section 280G, if less) of the Executive's "base amount" as that term is defined under Code Section 280G.

               The Company shall apply the limitations of Code
     Section 280G, and regulations thereunder, in good faith using the interpretation that is most likely to avoid the imposition of the excise tax on the Employee and ensures the deductibility of payments by the Company.

          (e) During the Severance Period, an Executive and his dependents will continue to be covered by all Welfare Plans in which he and his dependents were participating immediately prior to the date of his termination (the "Welfare Continuance Benefit"). Any changes to any Welfare Plan during the Severance Period shall be applicable to the Executive and his dependents as if he continued to be an employee of the Company. The Company will pay the costs of the Welfare Continuance Benefit for the Executive and his dependents under the Welfare Plans on the same basis as applicable, from time to time, to active employees covered under the Welfare Plans. If such participation in any one or more of the Welfare Plans included in the Welfare Continuance Benefit is not possible under the terms of the Welfare Plan, the Company will provide substantially identical benefits directly or through an other insurance arrangement. The Welfare Continuance Benefits as to any Welfare Plan will cease if and when the Executive obtains employment with another employer during the Severance Period, and becomes eligible for coverage under any substantially similar welfare plan provided by his new employer.

3.   Death.

     If an Executive dies while receiving a Severance Benefit, any remaining unpaid Severance Benefit shall be paid to his Beneficiary. The Executive's spouse and other dependents shall continue to be covered under all applicable Welfare Plans during the remainder of the Severance Period.

4.   Release of Claims.

     In consideration for and as a condition to receiving any payments under this Plan, the Executive must execute a written release in a form provided by the Company. In addition to any other provisions determined by the Company, the release may provide that the Executive agrees, for himself and his heirs, representatives, successors and assigns, that the Executive has finally and permanently separated from employment with the Company, and that he waives, releases and forever discharges the Company from any and all claims, known or unknown, that he has or may have, including but not limited to those relating to or arising out of his employment with the Company and the termination thereof, including but not limited to any claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, liability in tort, any claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, or any other federal, state or local law relating to employment, employee benefits or the termination of employment, excepting only any claims to vested retirement benefits.

5.   No Setoff.

     Payment of a Severance Benefit shall be in addition to any other amounts otherwise payable to the Executive, including any accrued but unpaid vacation pay. No payments or benefits payable to or with respect to an Executive pursuant to this Plan shall be reduced by any amount the Executive may owe to the Company (except for amounts owed to the Company on account of loans, travel or standing advances, personal charges on Company credit cards or accounts, or the value of Company property not returned to the Company), or by any amount an Executive may earn or receive from employment with another employer or from any other source, except as expressly provided in section 2(e).

6.   No Assignment of Benefit.

     No interest of any Executive or any Beneficiary under this Plan, or any right to receive any payment or distribution hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or right to receive a payment or distribution be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, the Executive or Beneficiary, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.

7.   Benefits Unfunded.

     All rights under this Plan of the Executives and Beneficiaries, shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any amounts due hereunder. The Executives and Beneficiaries shall have only the rights of general unsecured creditors of the Company.

8.   Applicable Law.

     This Plan shall be construed and interpreted pursuant to the laws of the Commonwealth of Virginia.

9.   No Employment Contract.

     Nothing contained in this Plan shall be construed to be an employment contract between an Executive and the Company.

10.  Severability.

     In the event any provision of this Plan is held illegal or invalid, the remaining provisions of this Plan shall not be affected thereby.

11.  Successors.

     The Plan shall be binding upon and inure to the benefit of the Company, the Executives and their respective heirs, representatives and successors.

12.  Litigation Expenses.

     The Company shall pay the litigation expenses, including reasonable attorneys' fees, incurred by any Executive or Beneficiary in a suit against the Company in which such Executive or Beneficiary successfully sues to enforce his rights under the Plan.

13.  Amendment and Termination.

     The Board of Directors of the Company shall have the right to amend the Plan from time to time and may terminate the Plan at any time, except as provided below:

          (a) No amendment may be made to the Plan and the Plan may not be terminated for 24 months after a Change of Control, and

          (b) No amendment or termination shall reduce the benefits payable to an Executive who is receiving a Severance Benefit.


                                   COMDIAL CORPORATION



Date: August 31, 1995

By   /s/ WAYNE R. WILVER
         Secretary

Attest:

        /s/ JOE D. FORD